UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	December 17, 2004
Date of Earliest Event Reported:	December 13, 2004

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Pierce Road Itasca, Illinois		60143
(Address of principal executive offices)		(Zip Code)

(630) 773-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Securitization of Timber Notes

On December 13, 2004, we entered into a Purchase Agreement with Wachovia Capital Markets, LLC, Lehman Brothers Inc. and our wholly owned subsidiaries, OMX Timber Finance Investments I, LLC, and OMX Timber Finance Investments II, LLC (collectively the “OfficeMax Issuers”).  On the same date, we entered into a related Indemnification Agreement with Wachovia Capital Markets, LLC, Lehman Brothers Inc., the OfficeMax Issuers, Wachovia Corporation and Lehman Brothers Holdings Inc.  Under the Purchase Agreement, the OfficeMax Issuers will issue two tranches of notes (the “Securitization Notes”) in the aggregate principal amount of $1,470,000,000 in two equal tranches.

The first tranche of Securitization Notes will bear interest at the rate of 5.420% per annum and the second tranche of Securitization Notes will bear interest at the rate of 5.540% per annum.  The first tranche of Securitization Notes will be secured by a pledge of two installment notes (the “Tranche One Timber Notes”) with a total principal amount of $817,500,000 that were obtained as a portion of the consideration for our sale of timberlands to affiliates of Madison Dearborn Partners, which closed on October 29, 2004.  The Tranche One Timber Notes will be guaranteed by Wachovia Corporation.  The guarantee will also be pledged as security for the first tranche of Securitization Notes.

The second tranche of Securitization Notes will be secured by a pledge of an installment note (the “Tranche Two Timber Note”) with a principal amount of $817,500,000 that was also obtained as a portion of the consideration for our timberlands sale.  The Tranche Two Timber Note will be guaranteed by Lehman Brothers Holdings Inc.  The guarantee will also be pledged as security for the second tranche of Securitization Notes.

The Securitization Notes will mature on October 31, 2019, subject to a mechanism that may cause them to be extended to January 29, 2020.  The Securitization Notes will not be extended if we choose to refinance them at their scheduled maturity date or a majority of the holders of a particular tranche of Securitization Notes instructs the indenture trustee not to extend the maturity of that tranche.  The Tranche One Timber Notes and the Tranche Two Timber Note will mature January 29, 2020.

We have structured our ownership of the OfficeMax Issuers with the intent to account for them, under the provisions of FASB 140, as qualified special purpose entities which will not be included in our consolidated financial statements.  Neither we nor any of our consolidated subsidiaries have extended any form of guaranty of the principal or interest on the Securitization Notes.  Accordingly, neither we nor any of our consolidated subsidiaries will become directly or contingently liable for payment of the Securitization Notes at any time.

The initial proceeds of the issuance of the Securitization Notes to us will be approximately $1.47 billion before payment of transaction expenses and related costs.  Over the life of the Securitization Notes, we expect the annual cash available under the Tranche One Timber Notes and the Tranche Two Timber Note to exceed the debt service and costs of operating the OfficeMax Issuers by approximately $1.8 million per year.  This excess cash flow will be distributed to us on a semiannual basis.

We expect the transaction to close on December 21, 2004.  We and the OfficeMax Issuers have agreed, pursuant to the Purchase Agreement and the Indemnification Agreement, to indemnify Wachovia Capital Markets, LLC, Lehman Brothers Inc., Wachovia Corporation and Lehman Brothers Holdings Inc. against certain liabilities, including liabilities under the Securities Act of 1933, subject to limitations.  Wachovia Capital Markets, LLC, Lehman Brothers Inc., Wachovia Corporation and Lehman Brothers Holdings Inc., severally, have agreed, pursuant to the Purchase Agreement and the Indemnification Agreement, to indemnify us and the OfficeMax Issuers against certain liabilities, including liabilities under the Securities Act of 1933, subject to limitations.

Both Wachovia and Lehman or their affiliates have provided investment and commercial banking and financial advisory services to us in the ordinary course of business.

The Purchase Agreement and Indemnification Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Interest Rate Swap Agreements

On October 27, 2004, OfficeMax Incorporated (formerly Boise Cascade Corporation) and its subsidiary, OfficeMax Southern Company (formerly known as Boise Southern Company), each entered into an interest rate swap agreement with J. Aron & Company, an affiliate of Goldman, Sachs & Co.  The agreements were meant to hedge the interest rate risk associated with the monetization of the installment notes received in the company’s forest products divestiture completed on October 29, 2004.

The aggregate notional amount of the swaps was $1.47 billion.  On December 16, 2004, the company cash settled and terminated the swaps, which were unwound on December 13, 2004, coincident with the pricing of the Securitization Notes.  Because long-term interest rates declined before the settlement date, the company paid  J. Aron upon settlement, $19 million to settle the swaps.  There were no early termination penalties associated with the termination of these swaps.

Item 8.01	Other Events.

Settlement of Adjustable Conversion-Rate Equity Security Units (ACES) Purchase Contracts

On December 16, 2004, holders of our outstanding 7.50% equity security units received 5,412,705 newly issued shares of our common stock in exchange for cash proceeds to us of $172.5 million.  The settlement rate was 1.5689 shares of our common stock for each purchase contract forming a part of the $50 stated amount of each equity security unit.  The cash proceeds were paid from U.S. treasury securities held in a collateral account funded through the September 2004 remarketing of $144.5 million of our debentures that also formed a part of the equity security units.  We originally issued these equity security units in December 2001.  Following the conversion, our fully diluted shares of common stock will total approximately 95 million.  Our equity security units were listed on the New York Stock Exchange under the ticker symbol "BEP" (CUSIP 097383 85 5).  The equity security units were suspended from trading on December 16, 2004 and will be delisted.  The last quarterly distribution of $.9375 per unit was paid on December 16, 2004 to holders of record of the equity security units on December 15, 2004.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1

Purchase Agreement dated December 13, 2004, between OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC, OfficeMax Incorporated, Wachovia Capital Markets, LLC, and Lehman Brothers Inc.

Exhibit 10.2

Indemnification Agreement dated December 13, 2004, between Wachovia Corporation, Lehman Brothers Holdings Inc., OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC,  OfficeMax Incorporated, Wachovia Capital Markets, LLC, and Lehman Brothers Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICEMAX INCORPORATED

By	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President, General
Counsel and Corporate Secretary

Date:  December 17, 2004

EXHIBIT INDEX

Number	Description

10.1

Purchase Agreement dated December 13, 2004, between OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC, OfficeMax Incorporated, Wachovia Capital Markets, LLC, and Lehman Brothers Inc.

10.2

Indemnification Agreement dated December 13, 2004, between Wachovia Corporation, Lehman Brothers Holdings Inc., OMX Timber Finance Investments I, LLC, OMX Timber Finance Investments II, LLC, OfficeMax Incorporated, Wachovia Capital Markets, LLC, and Lehman Brothers Inc.